                                                                   EXHIBIT 10.74

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 6, 2005

                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)

       Delaware                   1-12084                         34-1559357
      (State of                 (Commission                     (IRS Employer
    incorporation)              File Number)                 Identification No.)

  300 Madison Avenue
     Toledo, Ohio                                                   43604
(Address of principal                                             (Zip Code)
  executive offices)

        Registrant's telephone number, including area code (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

On December 6, 2005, the Board of Directors of Libbey Inc. ("Company") adopted the 2006 Deferred Compensation Plan for Outside Directors (the "Plan") effective January 1, 2006. The Plan permits directors who are not officers or employees of the Company ("outside directors') to defer receipt of all or part of their compensation (meeting fees, retainer or any special fees) for services as a director until termination of their service as a director or such other date as they may elect in advance. Directors must elect to defer receipt of the compensation under the terms of the Plan in the year before the year in which the services are performed and the compensation is earned.

Compensation deferred into the Plan is either credited with interest or deemed invested in equivalents of the Company's common stock ("stock units") at the election of the director. If the director elects to have his/her deferred compensation credited with interest, such interest will equal the applicable yield on 10-year U.S. Treasury bills, as determined on the last day of each calendar quarter. If the director elects investment of his/her deferred compensation in stock units, the number is determined by dividing the amount of compensation payable by the fair market value of the Company's common stock on the date payment otherwise would have been made. Directors who have deferred compensation invested in stock units also are credited with dividend equivalents on those stock units. The dividend equivalents are converted to additional stock units based on the fair market value of the Company's common stock on the date dividends are paid. Fair market value for all purposes of the Plan is the closing price of the Company's common stock on the preceding trading day.

If a director does not specify how his or her deferred compensation is deemed to be invested, the Plan provides that it will automatically be invested in stock units. Directors may elect to change investments between the fixed interest investment and the stock units and vice versa, but only once each calendar year, and only if such change does not cause the director to violate any minimum stock holdings rule that may be applicable to directors at such time. If a director switches investment of his or her deferred compensation account between the fixed interest and the stock units, the value of the stock units is determined by the fair market value of the Company's common stock on the date of transfer.

Distributions from the Plan are made in cash and may be made in a lump sum or in installments over a period of five or ten years as elected by the director. However, if the director dies prior to receiving the entire amount of his or her deferred compensation account, such amount will be paid in a lump sum. Distributions may also be made to a director while he or she remains on the Board on account of an unforeseeable emergency within the meaning of Section 409A of the Internal Revenue Code. If a director has elected a specified date for distribution, and such director's membership on the board terminates prior to such date, his or her deferred compensation account will be paid to the director on the date his or her membership so terminates. If a director's deferred compensation account is invested in stock units, the amount distributable is determined based on the fair market value of the Company's common stock on the date payment is made.

The Plan is administered by the Chief Executive Officer of Company. The Plan may be amended or terminated by the Board at any time. However, no amendment may adversely affect a participant's rights without their consent. The Board may, however, make any such amendments are necessary or advisable to comply with
Section 409A of the Internal Revenue Code without the consent of the participants.

At this time the Plan is not funded and no assets have been set aside to meet the Company's obligations under the Plan. The director's deferred compensation accounts are merely bookkeeping accounts representing contractual obligations of the Company. However, the Plan does allow the Board to establish any trusted, insured or other payment arrangement from which directors' obligations would be paid. In no event, however, will a director's rights to payment be greater than any other unsecured creditor of the Company. A copy of the Plan is attached as
Exhibit 99.1.

OPTION VESTING ACCELERATION

On December 6, 2005, the Company's Board of Directors, acting as the Compensation Committee of the whole, accelerated the vesting of all outstanding and unvested nonqualified stock options granted through 2004 under the Company's 1999 Equity Participation Plan and Amended and Restated 1999 Equity Participation Plan. As a result, options to purchase 258,731 shares of the Company's common stock became exercisable on December 6, 2005. Of that amount, options that were granted through 2004 to the Company's named executive officers became immediately exercisable with respect to the following numbers of shares:
John F. Meier: 35,000; Richard I. Reynolds: 27,000; Kenneth G. Wilkes: 22,000; Daniel P. Ibele: 19,400; and Susan Allene Kovach: 17,000. In the case of each of the stock options in question, the exercise price greatly exceeded the fair market value of the Company's common stock on December 6, 2005. The decision to accelerate vesting of these options was made primarily to avoid recognition, upon the adoption of Financial Accounting Standards Board Statement No. 123(R) ("FAS123(R)"), "Share-Based Payment," of compensation expense related to these "underwater" stock options in financial statements relating to future fiscal periods. The Company will apply the expense recognition provisions of FAS 123(R), relating to stock options, beginning in the first quarter of 2006. By accelerating these "underwater" stock options, the Company expects to reduce the stock option expense it otherwise would have been required to record by approximately $282,000 in 2006, $114,000 in 2007 and $30,000 in 2008 on an
after-tax basis, all of which will be recorded in the 2005 financial statements as a pro forma footnote disclosure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 2006 Deferred Compensation Plan for Outside Directors

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIBBEY INC.
                                        (Registrant)

Date: December 6, 2005


                                        /s/ Scott M. Sellick
                                        ----------------------------------------
                                        (Signature)
                                        Name: Scott M. Sellick
                                        Title: Vice President,
                                               Chief Financial Officer
                                               (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.   Description                                               Page No.
-----------   -----------                                               --------
    99.1      Libbey Inc. 2006 Deferred Compensation Plan for Outside      E-1
              Directors

                                   LIBBEY INC.

                         2006 DEFERRED COMPENSATION PLAN

                              FOR OUTSIDE DIRECTORS

LIBBEY INC., a corporation organized under the laws of the State of Delaware (the "CORPORATION"), hereby adopts this 2006 Deferred Compensation Plan for Outside Directors effective January 1, 2006. The purpose of this Plan is to permit the Outside Directors of the Corporation to defer receipt of all or part of the compensation they are entitled to receive for service on the Corporation's Board of Directors on and after January 1, 2006 and to provide an opportunity for appreciation in deferred compensation based upon either the Interest Rate specified in this Plan or the appreciation, if any, in the price of the Corporation's Common Stock.

ARTICLE I

                                   DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

"Board" shall mean the Board of Directors of the Corporation.

SECTION 1.2 - CHIEF EXECUTIVE OFFICER

"Chief Executive Officer" shall mean the Chief Executive Officer of the Corporation.

SECTION 1.3 - CHIEF FINANCIAL OFFICER

"Chief Financial Officer" shall mean the Chief Financial Officer of the Corporation.

SECTION 1.4 - CODE

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

SECTION 1.5 - COMMON STOCK

"Common Stock" shall mean the Corporation's Common Stock, $.01 par value.

SECTION 1.6 - COMPENSATION

"Compensation" shall mean any cash remuneration payable by the Corporation to an Outside Director for services rendered as a Director of the Corporation after January 1, 2006, including the Director's annual fee and compensation for Board and committee meetings.

SECTION 1.7 - CORPORATION

"Corporation" shall mean Libbey Inc., a Delaware corporation.

SECTION 1.8 - DEFERRED AMOUNT

"Deferred Amount" shall mean Compensation that, in the absence of a Deferral Election, would be payable to the Participant on a Deferral Date, and that the Participant has elected to defer pursuant to a Deferral Election.

SECTION 1.9 - DEFERRAL DATE

"Deferral Date" shall mean the date on which the Compensation that is subject to a Deferral Election would have been paid in the absence of the Deferral Election.

SECTION 1.10 - DEFERRAL ELECTION

"Deferral Election" shall mean an election pursuant to Section 3.1.

SECTION 1.11 - DEFERRED COMPENSATION ACCOUNT

"Deferred Compensation Account" shall mean a memorandum account established and maintained on the books of the Corporation to reflect a Participant's interest in the Plan.

SECTION 1.12 - DEFERRED COMPENSATION ACCOUNT BALANCE

"Deferred Compensation Account Balance" shall mean, as of a Determination Date, the aggregate of the applicable Participant's Interest Bearing Account Balance and Investment Unit Account Balance.

SECTION 1.13 - DETERMINATION DATE

"Determination Date" shall mean any calendar day on which a Participant's Deferred Compensation Account Balance, Interest Bearing Account Balance and/or Investment Unit Account Balance is determined for purposes of this Plan.

SECTION 1.14 - DIRECTOR

"Director" shall mean a member of the Board.

SECTION 1.15 - DIVIDEND EQUIVALENT

"Dividend Equivalent" shall mean an amount equal to the cash dividend payable by the Corporation, on any dividend payment date, on one share of the Corporation's Common Stock.

SECTION 1.16 - EMPLOYEE

"Employee" shall mean any employee of the Corporation or of any subsidiary or affiliated organization of the Corporation.

SECTION 1.17 - EXCHANGE ACT

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.18 - FAIR MARKET VALUE

"Fair Market Value" of a share of Common Stock as of a given date shall mean:
(a) the closing price of a share of the Corporation's stock on the principal exchange of which shares of the Corporation's stock are then trading, if any, on the day previous to such date, or if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (c) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Chief Financial Officer; or (d) if the Corporation's stock is not publicly traded, the fair market value established by the Chief Financial Officer acting in good faith.

SECTION 1.19 - GENERAL COUNSEL

"General Counsel" shall mean the General Counsel of the Corporation.

SECTION 1.20 - INSTALLMENT PAYOUT PERIOD

"Installment Payout Period" shall mean a period of five (5) or ten (10) years, as specified in the relevant Deferral Election, commencing on the Settlement Date specified in the Deferral Election.

SECTION 1.21 - INTEREST BEARING ACCOUNT

"Interest Bearing Account" shall mean a subaccount under the Deferred Compensation Account to which Deferred Amounts may be credited in accordance with the Deferral Elections of a Participant and to which interest on those Deferred Amounts is credited in accordance with this Plan.

SECTION 1.22 - INTEREST BEARING ACCOUNT BALANCE

"Interest Bearing Account Balance" shall mean, as of any Determination Date, the aggregate of the Deferred Amounts credited to a Participant's Interest Bearing Account in accordance with Deferral Elections made by the Participant prior to the Determination Date, together with interest credited on those Deferred Amounts, in accordance with this Plan, prior to the Determination Date, reduced by (a) any amounts that the Participant previously has elected, in accordance with Subsection 4.2(b) below, to transfer to the Participant's Investment Unit Account and (b) any amounts that previously have been distributed to the Participant from the Interest Bearing Account in accordance with this Plan.

SECTION 1.23 - INTEREST RATE

"Interest Rate" shall mean the applicable yield on 10-year U.S Treasury bills, as determined on the last day of the calendar quarter for which interest at the Interest Rate is being credited pursuant to Section 4.5.

SECTION 1.24 - INVESTMENT UNIT ACCOUNT

"Investment Unit Account" shall mean a subaccount under the Deferred Compensation Account to which Deferred Amounts may be credited in accordance with the Deferral Election of a Participant.

SECTION 1.25 - INVESTMENT UNIT ACCOUNT BALANCE

"Investment Unit Account Balance" shall mean, as of Determination Date, the number of Libbey Stock Units credited to the applicable Participant's Investment Unit Account, reduced by (a) any Libbey Stock Units previously debited against that account, the value of which the Participant previously has elected, in accordance with Subsection 4.2(b) below, to transfer to the Participant's Interest Bearing Account, and (b) any Libbey Stock Units, the value of which previously has been distributed to the Participant from his Investment Unit Account in accordance with the Plan.

SECTION 1.26 -- LIBBEY STOCK UNIT

"Libbey Stock Unit" shall mean a hypothetical unit equal in value to one (1) share of the Corporation's Common Stock.

SECTION 1.27 - MINIMUM STOCK HOLDING RULE

"Minimum Stock Holding Rule" shall mean any rule or policy that the Board has adopted, that remains in effect at the time in question and that obligates the applicable Outside Director to own a specified minimum number of shares of Common Stock, Libbey Stock Units or any combination of Common Stock and Libbey Stock Units.

SECTION 1.28 - OFFICER

"Officer" shall mean an officer of the Corporation, as defined in Rule 16a-1(f), or any successor provision thereof, under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.29 - OUTSIDE DIRECTOR

"Outside Director" shall mean a Director who is not an Officer or Employee of the Corporation.

SECTION 1.30 - PLAN

"Plan" shall mean this 2006 Deferred Compensation Plan for Outside Directors.

SECTION 1.31 - RULE 16B-3

"Rule 16b-3" shall mean Rule 16b-3 under the Exchange Act.

SECTION 1.32 - SECRETARY

"Secretary" shall mean the Secretary of the Corporation.

SECTION 1.33 - SEPARATION FROM SERVICE

"Separation from Service" shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Chief Executive Officer shall have full and final authority, which shall be exercised in his/her discretion, to determine conclusively whether a Director has had a "Separation from Service," and the date of such "Separation from Service.

SECTION 1.34 - SETTLEMENT DATE

"Settlement Date" shall mean (a) as to any Deferred Amounts with respect to which a Participant has elected a lump sum form of distribution, the date specified in the relevant Deferral Election as the date on which the Deferred Amounts shall be distributed, or (b) as to any Deferred Amounts with respect to which a Participant has elected distribution in the form of installments, the date on which the first installment shall be distributed.

SECTION 1.35 - SUBACCOUNT

"Subaccount" means the Interest Bearing Account or the Investment Unit Account, as the case may be.

SECTION 1.36 - UNFORESEEABLE EMERGENCY

"Unforeseeable Emergency" shall have the meaning set forth in Section 409A(a)(2)(B)(ii) of the Code.

                                   ARTICLE II

                                 PARTICIPATION

SECTION 2.1 - ELIGIBILITY

Each Outside Director is eligible to participate in this Plan. Each Outside Director who elects to participate in this Plan is referred to in this Plan as a "Participant." A Director who is not an Outside Director is not eligible to participate in this Plan. Officers and Employees of the Corporation are not eligible to participate in this Plan. At such time as an Outside Director ceases to provide services to the Corporation or to qualify as an Outside Director, the Outside Director shall no longer be entitled to defer further amounts under this Plan, but the Outside Director shall remain a Participant with respect to his Deferred Compensation Account Balance until the Deferred Compensation Account Balance is fully distributed in accordance with this Plan.

                                   ARTICLE III

                               DEFERRAL ELECTIONS

SECTION 3.1 - DEFERRAL ELECTIONS

(a) Except as set forth in Subsection (b) below, on or before December 31 of each calendar year, each Participant may make a Deferral Election pursuant to which the Participant elects to defer payment of all or any part of the Compensation that otherwise would be payable to him for service rendered in the succeeding calendar year. Each Deferral Election shall be in writing and shall specify:

     (i) The portion of his Compensation with respect to which he is electing to defer payment pursuant to the Deferral Election;

     (ii) The form of distribution applicable under Section 5.2;

     (iii) The Installment Payout Period, if any, over which the Corporation shall pay to the Participant the portion of the Participant's Deferred Compensation Account Balance that is attributable to Deferred Amounts covered by the Deferral Election;

     (iv) The Settlement Date upon which the Corporation shall pay to the Participant the portion of the Participant's Deferred Compensation Account Balance that is attributable to Deferred Amounts covered by the Deferral Election or upon which the relevant Installment Payout Period shall commence, as the case may be, or, if the Deferral Election does not specify a Settlement Date, then the Participant's Deferred Compensation Account Balance shall be distributed only upon Separation from Service; and

     (v) The applicable Subaccount to which the Deferred Amount that is subject to the Deferral Election shall be credited or is deemed invested.

(b) An Outside Director who is first elected or appointed to the Board in 2005 or any subsequent calendar year may participate in this Plan by submitting a Deferral Election in writing to the Secretary of the Corporation within thirty
(30) days after his election or appointment to the Board. However, such Deferral Election shall be applicable only to Compensation payable with respect to service rendered after the date the Deferral Election is submitted.

SECTION 3.2 - DEFERRAL ELECTION CHANGES

(a) Notwithstanding anything to the contrary in Subsection 3.1(a) above, a Deferral Election made in one calendar year with respect to Compensation payable for service rendered in the succeeding calendar year shall be deemed renewed automatically with respect to Compensation payable for service rendered in each subsequent calendar year during which the Participant renders service to the Corporation as an Outside Director. However:

     (i) Each renewal of the Deferral Election according to this Subsection 3.2(a) shall be deemed a separate Deferral Election, the terms of which are identical to the original Deferral Election, except that any specified Settlement Date with respect to distributions of the portions of the Participant's Deferred Compensation Account Balance that are attributable to Deferred Amounts to which the renewal relates shall be extended to a date that is one (1) year from the specified Settlement Date specified by the preceding Deferral Election.

     (ii) The Participant may modify or revoke a Deferral Election as provided in this Section 3.2;

     (iii) In lieu of automatically renewing a Deferral Election, the Participant may make a separate written Deferral Election, pursuant to Subsection 3.1(a) above, with respect to Compensation payable for service rendered in the subsequent calendar year.

(b) Except as set forth in Subsection 3.2(a) above, Subsection 3.2(c) or (d) below or Subsection 5.4, a Participant may not revoke or modify a Deferral Election during the calendar year in which the Compensation is being earned.

(c) A Participant may modify an existing Deferral Election to extend the Settlement Date or change the form of distribution specified in the existing Deferral Election, provided that the Participant delivers written notice to the Secretary specifying the modification in question and the General Counsel affirmatively determines that:

     (i) As a result of the proposed modification, the Settlement Date specified in the existing Deferral Election will not be accelerated;

     (ii) The effective date of the proposed modification to the existing Deferral Election is on a date that is at least twelve (12) months after the Participant submits the written modification to the Secretary; and

     (iii) If, pursuant to the proposed modification, the Settlement Date specified by the existing Deferral Election would be extended, then (A) the date on which the Participant gives written notice of the proposed modification to the Secretary, and the effective date of the proposed modification, shall be a date that is not less than one (1) year prior to the Settlement Date specified in the existing Deferral Notice; and (B) the date to which the Settlement Date is extended shall be a date not less than five (5) years from the Settlement Date (provided that distributions on account of Unforeseeable Emergency nevertheless may be made prior to such date in accordance with this Plan). For purposes of determining the relevant five (5) year period with respect to an installment payment, installment payments shall be treated as a single payment commencing on the Settlement Date for purposes of Section 409A of the Code.

(d) A Participant may modify a Deferral Election to select a different Subaccount to which Deferred Amounts with respect to Compensation not yet earned or paid as of the effective date of the modification shall be credited, provided that the Participant submits written notice specifying the proposed modification to the Secretary and the General Counsel determines that all of the following conditions are satisfied:

     (i) To the extent necessary to enable the Participant to qualify for the exemption specified by Rule 16b-3, the effective date of the proposed modification is not less than six months (or such other period as Rule 16b-3 may specify) from the Participant's most recent Deferral Date;

     (ii) The modification will not otherwise result in a violation of any other provision of the Exchange Act, as determined by the General Counsel;

     (iii) After giving effect to the proposed modification, the Participant will be in compliance with any Minimum Stock Holding Rule then in effect and applicable to the Participant; and

     (iv) During the calendar year in which the Secretary receives written notice of the proposed modification, the Participant has not previously modified the Deferral Election in question to specify a different Subaccount to which Deferred Amounts are to be credited.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

SECTION 4.1 - DEFERRED COMPENSATION ACCOUNT

(a) There shall be established for each Participant an account to be designated as the Participant's Deferred Compensation Account. All Deferred Amounts under the Plan shall be credited by the Corporation to the Participant's Deferred Compensation Account.

(b) The Corporation shall maintain separate subaccounts for Deferred Amounts to be credited to, or deemed invested in, the Interest Bearing Account and/or the Investment Unit Account. In addition, the Corporation shall maintain separate subaccounts for Deferred Amounts under each Deferral Election made by a Participant in order to accurately reflect the amounts distributable with respect to each Deferral Election made by the Participant. Amounts deferred pursuant to each Deferral Election shall be credited to, and deemed invested in, the appropriate accounts and Subaccounts.

(c) The Corporation shall provide each Participant, at least quarterly, a statement of his Deferred Compensation Account Balance, Interest Bearing Account Balance and Investment Unit Account Balance, if any, as of the last day of the immediately preceding calendar quarter

SECTION 4.2 - INVESTMENT OF DEFERRED COMPENSATION ACCOUNT

(a) The Deferred Amounts credited to each Participant's Deferred Compensation Account for a calendar year shall be credited to, and deemed invested in, either the Interest Bearing Account or the Investment Unit Account, as specified in the applicable Deferral Election. If the Participant's Deferral Election does not specify the Subaccount to which the related Deferred Amounts shall be credited and deemed invested, then the Deferred Amount shall be credited automatically to, and deemed invested in, the Participant's Investment Unit Account.

(b) A Participant may elect to transfer portions of his Investment Unit Account to his Investment Bearing Account and vice versa; provided, however, that the Participant submits written notice to the Secretary of the election and the General Counsel determines that all of the following conditions are satisfied:

     (i) To the extent necessary to enable the Participant to qualify for the exemption specified by Rule 16b-3, the effective date of the transfer is not less than six months (or such other period as Rule 16b-3 may specify) from the Participant's most recent Deferral Date;

     (ii) The proposed transfer will not otherwise result in a violation of any other provision of the Exchange Act, as determined by the General Counsel; and

     (iii) After giving effect to the proposed transfer, the Participant will be in compliance with any Minimum Stock Holding Rule then in effect and applicable to the Participant; and

     (iv) During the calendar year in which the Secretary receives written notice of the proposed transfer, the Participant has not previously effected the transfer of any portion of his Interest Bearing Account to his Investment Unit Account or vice versa.

SECTION 4.3 - DIVIDEND EQUIVALENTS

If a Participant has a positive Investment Unit Account Balance on a dividend record date for the Common Stock, the Corporation shall credit to the Participant's Investment Unit Account, on the corresponding dividend payment date, a number of Libbey Stock Units determined by dividing (a) the product of
(i) the Participant's Investment Unit Account Balance as of that date and (ii) the Dividend Equivalent on the dividend payment date, by (b) the Fair Market Value of the Corporation's Common Stock as of the dividend payment date.

SECTION 4.4 - INVESTMENT UNIT ACCOUNT

(a) If a Participant's Deferral Election specifies that Deferred Amounts shall be credited to the Participant's Investment Unit Account, then the number of Libbey Stock Units to be credited to a Participant's Investment Unit Account as of any Deferral Date to which the Deferral Election relates shall be determined by dividing the applicable Deferred Amounts by the Fair Market Value of the Corporation's Common Stock as of that Deferral Date.

(b) If a Participant elects, in accordance with Subsection 4.2(b) above, to transfer amounts from his Interest Bearing Account to his Investment Unit Account, then the number of Libbey Stock Units to be credited to the Participant's Investment Unit Account shall be determined by dividing the portion of the Participant's Interest Bearing Account Balance that is subject to the election (with the Interest Bearing Account Balance being determined as of the last day of the calendar quarter immediately preceding the effective date of the transfer) by the Fair Market Value of the Corporation's Common Stock as of the effective date of the transfer.

SECTION 4.5 - INTEREST BEARING ACCOUNT

(a) If a Participant elects, in accordance with Subsection 4.2(b) above, to transfer amounts from his Investment Unit Account to his Interest Bearing Account, then the amount to be credited to his Interest Bearing Account shall be the product of (i) the number of Libbey Stock Units that are subject to the election and (ii) the Fair Market Value of the Corporation's Common Stock as of the effective date of the transfer.

(b) From and after the date on which Deferred Amounts are credited to a Participant's Interest Bearing Account and until the Deferred Amounts are either transferred to the Participant's Investment Unit Account pursuant to a modification or election made by the Participant in accordance with Subsection 3.2(d) or Subsection 4.2(b), interest on such Deferred Amounts shall likewise be credited, on the last day of each calendar quarter, to the Interest Bearing Account at the Interest Rate

                                    ARTICLE V

                           PAYMENT OF ACCOUNT BALANCES

SECTION 5.1 - TIMING OF PAYMENT OF DEFERRED COMPENSATION ACCOUNT BALANCE

A Participant's Deferred Compensation Account Balance (or, if any Deferral Election of the Participant specifies that a portion of his Deferred Compensation Account Balance shall be payable in the form of installment payments, the first installment thereof) shall become payable upon the earlier of:

     (i) The Participant's Separation from Service or, if the Participant is a "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code, at the time of the Participant's Separation from Service,


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

     such amounts shall be payable on the first business day that is six months following the Participant's Separation from Service; or

     (ii) The Settlement Date specified by the Participant under the applicable Deferral Election, as the same previously has been modified in accordance with Subsection 3.2(c).

SECTION 5.2 - FORM OF PAYMENT

(a) The portion of a Participant's Deferred Compensation Account Balance that is attributable to each calendar year with respect to which the Participant has made a Deferral Election shall be payable either in a lump sum that is paid on the Settlement Date specified in the applicable Deferral Election or in annual installments that are payable over the Installment Payout Period specified in the applicable Deferral Election, in each case as the applicable Deferral Election previously has been modified in accordance with Subsection 3.2(c).

(b) Until distributed, Deferred Amounts shall be deemed to remain invested in the Participant's Interest Bearing Account and/or Investment Unit Account, as specified by the Participant in the Deferral Election applicable to the relevant Deferred Amounts.

(c) All distributions of the Participant's Deferred Compensation Account Balance shall be payable in cash. For purposes of determining the amount of any such distribution, the Participant's Investment Unit Account Balance shall be deemed converted to cash in an amount equal to the product of the number of Libbey Stock Units held in the Participant's Investment Unit Account on the applicable Determination Date by the Fair Market Value of a share of the Corporation's Common Stock on that date.

(d) If the Deferral Notice of a Participant specifies that payments of any portion of the Participant's Deferred Compensation Account Balance shall be made in the form of installments, then as of September 30 of the calendar year preceding the payment of an installment the amount of the installment shall be determined by dividing the portion of the Participant's Deferred Compensation Account Balance to which the Deferral Election applies (with the Deferred Compensation Account Balance being determined as of that date) by the number of annual installments remaining in the applicable Installment Payout Period.

SECTION 5.3 - DEATH BEFORE PAYMENT

In the event of a Participant's death before his Deferred Compensation Account Balance has been paid to him in full, then his Deferred Compensation Account Balance as of the date of his death shall be payable to the beneficiary or beneficiaries named by him in a written designation filed with the Secretary (or, in the absence of such a designation, to his estate) in a lump sum within sixty (60) days after the date of death..

SECTION 5.4 - UNFORESEEABLE EMERGENCY

          (a) Notwithstanding the provisions of Section 5.1 or any election of the Participant to the contrary, in the event of an Unforeseeable Emergency resulting in severe financial hardship to the Participant, the Participant may elect to receive a distribution of all or a part of his Deferred Compensation Account Balance pursuant to the terms of this Section 5.4.

          (b) The Participant shall file with the Secretary a written request for a distribution on account of Unforeseeable Emergency. The written request shall indicate the nature of the Unforeseeable Emergency, the amount of financial hardship incurred by the Participant as well as whether or not the hardship may be relieved through insurance or through the disposition of other assets. The Chief Executive Officer, in his sole discretion, or such other independent third party as may be required pursuant to Section 409A of the Code, shall determine whether or not the Participant satisfies the requirements for a distribution due to an Unforeseeable Emergency.

          (c) If a Participant is determined to qualify for a distribution on account of an Unforeseeable Emergency, then the amount to be distributed to the Participant shall not exceed an amount necessary to satisfy the hardship resulting from the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of such distribution, all as determined in the sole discretion of the Chief Executive Officer (or such other independent third party as may be required pursuant to Section 409A of the Code) after taking into account the extent to which the Participant could satisfy the hardship through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, including cancellation of the Participant's Deferral Election for that calendar year under Subsection 5.4(d) below and as otherwise required by Section 409A of the Code.

          (d) A Participant may cancel his Deferral Election in effect for the calendar year in which he is determined to qualify for a distribution on account of an Unforeseeable Emergency. If a Participant cancels his Deferral Election for such calendar year, he may not reinstate such election during that calendar year, but may file a new Deferral Election effective for the next calendar year in accordance with Section 3.1.

                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - DUTIES AND POWERS OF CHIEF EXECUTIVE OFFICER

It shall be the duty of the Chief Executive Officer to conduct the general administration of the Plan in accordance with its provisions. The Chief Executive Officer shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules; provided, however, that Deferral Elections under the Plan are intended to defer a Participant's receipt of income, for purpose of the Code, and all such rules shall be made and interpreted consistent with that intention. To the extent that any provision of this Plan or any Deferral Election would otherwise cause any Deferred Amount to violate the requirements of Section 409A(a)(2), (3) or (4) of the Code, then that provision or Deferral Election shall be deemed null and void, and the Chief Executive Officer shall have the authority to modify the Plan or Deferral Election so that the Plan or Deferral Election complies with
Section 409A(a) of the Code.

SECTION 6.2 - AMENDMENT AND TERMINATION OF THE PLAN

(a) The Board may at any time, and from time to time, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension or termination may, without the consent of each Participant affected thereby, have any adverse retroactive effect on the rights of any Participant (or any person claiming through or under him) under the plan unless required by applicable law.

(b) Notwithstanding anything to the contrary in the Plan, if and to the extent the Company shall determine that the terms of the Plan may result in the failure of the Plan, or amounts deferred by or for any Participant under the Plan, to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Company shall have authority to take such action to amend, modify, cancel or terminate the Plan or distribute any or all of the amounts deferred by or for a Participate, as it deems necessary or advisable, including without limitation:

     (i) Any amendment or modification of the Plan to conform the Plan to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any applicable to any Participant's Deferred Compensation Accounts regarding the timing or form of payment).

     (ii) Immediate payment to the Participant of the amount otherwise payable to such Participant.

Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant's consent.

SECTION 6.3 - NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

Nothing in this Plan shall confer upon any Outside Director any right to continue as a director of the Corporation or shall interfere with the rights of the Corporation and its stockholders, which are hereby expressly reserved, to remove any Outside Director at any time for any reason whatsoever, with or without cause.

SECTION 6.4 - NONASSIGNABILITY

Rights under the Plan shall not be assignable or transferable or subject to encumbrance or change or any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution. The Plan shall be binding on and inure to the benefit of the Company, each Participant and every person claiming through or under a Participant, and their respective heirs, successors, and assigns.

SECTION 6.5 - NO FUNDING REQUIRED

The Corporation shall be under no duty to segregate or set aside any amount credited to any account established by the Plan from the general assets of the Corporation, but the Board may, in its discretion, direct the establishment of any trusted, insured or other payment arrangement from which the Corporation's obligations as to a Participant under the Plan may be paid, provided that any such arrangement shall not give a Participant any greater right than any other unsecured general creditor of the Corporation. No Participant beneficiary, estate or other person claiming through or under a Participant shall have any legal or beneficial property interest whatsoever in any assets of the Corporation or in any such payment arrangement that may be established at the direction of the Board (except as may be expressly provided by the payment arrangement), and no such payment arrangement shall be deemed to create a trust of any kind, any fiduciary relationship between the Corporation and any person, or any collateral security for the Corporation's obligations under the Plan. To the extent that a Participant or any other person acquires a right to receive any payment from the Corporation under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Corporation.

SECTION 6.6 - RECAPITALIZATION

If, as a result of any stock split, reverse stock split, stock dividend, combination or exchange of shares, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets of the Corporation to its stockholders, or any other change affecting the Corporation's Common Stock, then the Libbey

Stock Units credited to the Investment Unit Account of any Participant shall be treated in the same manner as the Corporation's Common Stock.

SECTION 6.7 - NOTICES

Each notice, election or other communication to be given pursuant to this Plan shall be in writing and shall be deemed given when:

     (i)  delivered by hand;

     (ii) receipt is confirmed if sent by telecopy, or electronic mail; or

     (iii) received by addressee if sent by first class mail or other overnight delivery service.

Notices to the Corporation shall be sent to its principal office, and notices to a Director shall be sent to the last known address of such Director as contained in the Corporation's records.

SECTION 6.8 - GOVERNING LAW

This Plan shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

                                    * * * * *

I hereby certify that the foregoing 2006 Deferred Compensation Plan for Outside Directors was duly adopted by the Board of Directors of Libbey Inc. on December 6, 2005, and shall be effective as of January 1, 2006.

Executed on this 6th day of December, 2005.


                                        /s/ Susan Allene Kovach
                                        ----------------------------------------
                                        Susan Allene Kovach
                                        Secretary


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